Exhibit 99.1

InMed Pharmaceuticals and Mentari Therapeutics Announce Amendment to Merger Agreement and Filing of Registration Statement on Form S-4

Vancouver, British Columbia and San Francisco, California--(Newsfile Corp. - July 6, 2026) - InMed Pharmaceuticals, Inc. (NASDAQ: INM) (“InMed” or the “Company”) today announced that it has entered into an amendment (the “Amendment”) to the previously announced definitive merger agreement (the “Agreement”) for an all-stock transaction with Mentari Therapeutics, Inc. (“Mentari”), a privately-held biotechnology company developing therapies for migraine prevention, Indigo Merger Sub Corp., a wholly-owned subsidiary of InMed, and Indigo Merger Sub I, LLC, a wholly-owned subsidiary of InMed. InMed also announced that it has filed a registration statement on Form S-4 (the “S-4”) with the U.S. Securities and Exchange Commission (the “SEC”) containing a preliminary proxy statement/prospectus and management information circular in connection with the proposed merger (as amended, the “Merger”) and related transactions contemplated by the Agreement (the Merger together with such related transactions, the “Contemplated Transactions”).

Amendment to the Agreement

The Amendment, among other things, (i) clarifies the sequencing of the Contemplated Transactions, (ii) reflects clarifications regarding the impact of the pre-closing financing on the exchange ratio , and (iii) clarifies the intended tax treatment of the Merger. Except as specifically modified by the Amendment, the Agreement remains in full force and effect.

The Merger has received approval by the Boards of Directors of InMed and Mentari and is expected to close in the fourth quarter of 2026, subject to certain closing conditions, including, among others, approval by the shareholders of InMed and the stockholders of Mentari, the effectiveness of the S-4, and the satisfaction of other customary closing conditions.

For further information regarding the Merger, refer to the Company’s press release dated May 19, 2026.

Filing of Registration Statement on Form S-4

InMed filed on July 2, 2026 the S-4 containing a preliminary proxy statement/prospectus and management information circular with the SEC in connection with the Merger. The S-4 outlines the strategic rationale and merits of the Merger, as well as the processes undertaken by InMed and Mentari and their respective Boards of Directors in reaching their recommendations. While the S-4 has not yet become effective and the information contained therein is subject to change (including in respect of the Amendment), it provides important information about the Contemplated Transactions. Once declared effective by the SEC, a date for a special meeting for InMed shareholders to approve the proposals associated with the transaction will be set, and the definitive proxy statement/prospectus and management information circular will be mailed to InMed shareholders prior to the vote. The S-4 is available through the SEC’s EDGAR system at www.sec.gov and the preliminary proxy statement/prospectus and management information circular contained therein will also be available on the System for Electronic Document Analysis and Retrieval + (SEDAR+).

About InMed Pharmaceuticals

InMed is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

About Mentari Therapeutics

Mentari Therapeutics is a biotechnology company developing therapies for the prevention of migraine to deliver freedom from this debilitating and undertreated neurological condition that affects more than 1 billion people globally. Mentari’s lead programs target PACAP, a newly validated target that is mechanistically independent from CGRP, one of the first migraine targets to yield clinical and commercial success. Mentari’s pipeline includes MT-001, an anti-PACAP monoclonal antibody designed for convenient subcutaneous dosing, and MT-002, an anti-CGRP and anti-PACAP bispecific antibody designed to inhibit these complementary pathways with potential to deliver superior outcomes for people with incomplete response to CGRP-targeted therapies. The company’s programs were discovered by Paragon Therapeutics. Mentari is based in Waltham, MA. For more information, visit mentaritx.com.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward- looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to InMed’s and Mentari’s expectations, hopes, beliefs, intentions or strategies regarding the Merger, the Private Placement, and the combined company’s future, pipeline and business including, without limitation, statements regarding the expected timing and completion of the Merger and the Private Placement, the expected benefits, opportunities and market potential of the Merger and the effectiveness of the S-4 and the timing of the special meeting of InMed shareholders. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward- looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the combined company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond InMed’s, Mentari’s or the combined company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to: the risk that the Merger and the Private Placement may not be completed on the anticipated timeline or at all; the failure to satisfy the conditions to closing, including obtaining the requisite approvals of the shareholders of InMed and stockholders of Mentari and the effectiveness of the S-4 filed with the SEC in connection with the Merger; the risk that the Private Placement may not close or may not result in the anticipated gross proceeds; the outcome of preclinical studies and clinical trials; regulatory approval processes; the combined company’s ability to successfully develop and commercialize its product candidates; competition in the migraine treatment market; the combined company’s reliance on third parties; protection of intellectual property; and the combined company’s need for substantial additional funding. Should one or more of these risks or uncertainties materialize, or should any of InMed’s, Mentari’s or the combined company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and in InMed’s filings with the SEC. InMed, Mentari and the combined company do not undertake or accept any duty to make any updates or revisions to any forward-looking statements, except as required by law.

Important Information About Investigational Product Candidates

This press release concerns drug candidates that are under preclinical and clinical investigation, and which have not yet been approved by the U.S. Food and Drug Administration. These are currently limited by federal law to investigational use, and no representation is made as to their safety or effectiveness for the purposes for which they are being investigated.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any proxy, vote, consent or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities to be sold in the Private Placement are being offered in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS COMMUNICATION IS TRUTHFUL OR COMPLETE.

Important Additional Information About the Proposed Transaction

In connection with the Merger, InMed has filed the S-4 with the SEC that contains a preliminary proxy statement/prospectus and management information circular relating to the Merger, which has not yet been declared effective. This press release is not a substitute for the S-4, proxy statement/prospectus and management information circular or any other document that InMed may file with the SEC in connection with the Merger.

INVESTORS AND SECURITY HOLDERS OF INMED AND MENTARI ARE URGED TO READ THE S- 4, PROXY STATEMENT/PROSPECTUS AND MANAGEMENT INFORMATION CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INMED, MENTARI, THE MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the S-4, proxy statement/prospectus and management information circular and other documents filed by InMed with the SEC through the website maintained by the SEC at www.sec.gov and on the Investors section of InMed’s website.

Participants in the Solicitation

InMed, Mentari and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from InMed’s shareholders in connection with the Merger. Information about InMed’s directors and executive officers, including a description of their interests in InMed, is contained in InMed’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC and certain Canadian securities regulators. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Merger, including a description of their direct or indirect interests, by security holdings or otherwise, is included in the S-4 and proxy statement/prospectus filed with the SEC, which has not yet been declared effective.

Media Contact

Lia Dangelico

Deerfield Group

lia.dangelico@deerfieldgroup.com

Investor Contact

Colin Clancy

Vice President, Investor Relations

and Corporate Communications, InMed Pharmaceuticals Inc.

T: +1.604.416.0999

E: ir@inmedpharma.com

To view the source version of this press release, please visit

https://www.newsfilecorp.com/release/304152

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